Registration Statement No. 333-253421
Filed Pursuant to Rule 424(b)(3)

Amendment No. 1 to the prospectus supplements dated March 10, 2022 and the accompanying prospectus dated March 22, 2021.

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. has filed with the Securities and Exchange Commission a prospectus dated March 22, 2021 and two prospectus supplements dated March 10, 2022, referenced below relating to certain of The Goldman Sachs Group, Inc.’s notes.

With respect to each of the two prospectus supplements relating to the below listed notes, such prospectus supplement shall be deemed to be amended to include the applicable Exhibit identified in the table below and filed herewith.

Title of Notes	CUSIP	Accession Number	Exhibit
$2,100,000,000 3.000% Notes due 2024 $350,000,000 Floating Rate Notes due 2024 $300,000,000 Floating Rate Notes due 2028	38141GZP2 38141GZQ0 38141GZS6	0001193125-22-074414	107.1
$3,250,000,000 3.615% Fixed/Floating Rate Notes due 2028	38141GZR8	0001193125-22-074432	107.2

Goldman Sachs & Co. LLC

Amendment dated March 17, 2022